Exhibit 3(i)(a)

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:00 PM 04/28/2011
FILED 05:00 PM 04/28/2011
SRV 110470267 - 4411454 FILE

Amended And Restated

Certificate Of Incorporation

Of

St. Lawrence Seaway Corporation
(to Be Known as Carbon Natural Gas Company)

introduction

St. Lawrence Seaway Corporation was incorporated upon the filing of its original Certificate of Incorporation in the office of the Secretary of State of Delaware on August 22, 2007.

This Amended and Restated Certificate of Incorporation of St. Lawrence Seaway Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, is hereby duly adopted pursuant to and in accordance with the provisions of Section 242 and 245 of the Delaware General Corporation Law.

ARTICLE 1

Name

The name of the corporation is Carbon Natural Gas Company.

ARTICLE 2

Registered Office and Address

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE 3

Purpose and Powers

The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

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ARTICLE 4
Capitalization

4.1      Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is One Hundred One Million (101,000,000) shares, consisting of (i) One Hundred Million (100,000,000) shares of common stock, each with par value of $0.01 (the “Common Stock” and (ii) One Million (1,000,000) shares of preferred Stock, each with par value of $0.01 (the “Preferred Stock”).

4.2       Preferred Stock: The shares of Preferred Stock may be issued from time to time in one or more series, The Board of Directors is hereby vested with authority to fit by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, including without limitation, the dividend rate, conversion rights, redemption price and liquidation preference, of such Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any series of Preferred Stock (but not below the number of shares thereof then outstanding). If the number of shares of any series is to be so decreased, the shares constituting such decrease shall resume the status of undesignated shares of Preferred Stock.

4.3       Dividends on Common Stock. Subject to applicable law and rights, if any, of the holders of any outstanding class or series of Preferred Stock, dividends on the Common Stock may be declared and paid out of funds of the Corporation legally available therefor and shall be paid solely in the discretion of the Board of Directors.

4.4       Liquidation Rights. In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the outstanding, Shares of Common Stock shall be entitled to receive the funds of the Corporation remaining for distribution to its stockholders (after any distribution required to be made to the holders of Preferred Stock). for purposes, of this Section 4.4, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other persons (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntarily or involuntarily.

4.5       Voting Rights. Each holder of record of Common Stock shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote. Except as otherwise required by law or this Certificate of Incorporation (including any Certificate of Designation relating to Preferred Stock) holders of any class or series of Preferred Stock, shall not be entitled to voting rights. Except as otherwise required by this Certificate of Incorporation (including any Certificate of Designation relating to Preferred Stock), no holders of Common Stock or Preferred Stock shall have preemptive rights. In the election of directors, no stockholder shall be entitled to cumulate votes on behalf of any candidate.

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ARTICLE 5
Directors

5.1       Management. The business and affairs of the Corporation shall the managed by or under the direction of the Board of Directors.

5.2       Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall initially be not less than one nor more than twelve as fixed from time to time by or pursuant to the Bylaws of the Corporation. Each director, other than a director who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE 6
Bylaws

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal the Bylaws of the Corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to make, alter, amend or repeal the Bylaws.

ARTICLE 7

Limitations of Directors’ Liability

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except as to liability (i) for any breach of the director’s duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director of the Corporation shall be eliminated or limited to the fullest extent provided or permitted by the Delaware General Corporation Law, as so amended Any repeal or modification of this Article 7 shall not adversely affect any right or protection of a director of the Corporation under this Article 7 as in effect immediately prior to such repeal or modification with respect to any liability that would have accrued, but for this Article 7, prior to such repeal or modification.

ARTICLE 8
Indemnification

8.1       The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has teased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

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8.2       Expenses (including attorneys’ fees) incurred by a director or officer in defending or otherwise participating in any proceeding in advance of its final disposition shall be paid by the Corporation upon its receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under applicable law. Such expenses (including attorneys’ fees) incurred by former directors, officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

8.3       The rights to indemnification and to the advance of expenses conferred by this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

8.4       Any repeal or modification of this Article 8 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE 9
Amendments

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, as from time to time amended, in the manner now or hereafter prescribed by law; and all rights preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article 9. Expect as otherwise provided by law and this Certificate of Incorporation, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of votes entitled to be cast by the holders of Common Stock; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation (including any Certificate of Designation relating to any series or class of Preferred Stock) which would alter or change the powers, preferences or special rights of any class or series of Preferred Stock so as to adversely affect them, the approval of a majority of the votes entitled to be cast by the holders of the shares of such class or series of Preferred Stock affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Common Stock.

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ARTICLE 10.

Transactions with Directors and Officers

The Corporation shall have the authority, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law or by any other applicable law, to enter into any contract. or. transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction.

ARTICLE 11

Compromise with Creditors

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 79 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three - fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may he, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

This Amended and Restated Certificate of Incorporation shall have a delayed effective date of May 2, 2011.

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, for the purpose of amending and restating the Certificate of Incorporation pursuant to the Delaware General Corporation Law, does hereby make and file this Amended and Restated Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 27th day of April, 2011.

/s/ Kevin D. Struzeski
Kevin D. Struzeski,
Secretary and Treasurer

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State of Delaware
Secretary of State
Division of Corporations
Delivered 10:16 AM 06/27/2011
FILED 10:16 AM 06/27/2011
SRV 110763196 - 4411454 FILE

Amended And Restated
Certificate Of Designation
Of Relative Rights And Preferences
Of The
Series A Convertible Preferred Stock
Of
Carbon Natural Gas Company
a Delaware corporation

WHEREAS, on June 16, 2011, CARBON NATURAL GAS COMPANY, a Delaware Corporation (the “Corporation”), pursuant to the provisions of Section 151 of the Delaware General Corporation Law (the “DGCL”), filed with the Delaware Secretary of State a Certificate of Designation of Relative Rights and Preferences for the Series A Convertible Preferred Stock (the “Certificate of Designation”); and

WHEREAS, in accordance with Section 151(g), the Corporation states that no shares of the Series A Convertible Preferred Stock have been issued; and

WHEREAS, the Corporation does hereby amend and restate the Certificate of Designation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”) the Board of Director duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

WHEREAS, the Certificate of Incorporation provides for a class of its authorized shares of stock known as Preferred Stock, par value $0.01 per share (the “Preferred Stock”), 1,000,000 shares are authorized for issuance from time to time in one or more series; and

WHEREAS, the Board of Directors (the “Board”) of the Corporation is authorized to fix by resolution the number of shares of any series of Preferred Stock, to determine the designation of any such series, and to determine the powers, preferences, and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion rights, redemption price and liquidation preference of any series of Preferred Stock; and

WHEREAS, it is the desire of the Board, pursuant to its authority under the Certificate of Incorporation, to fix the designation and preferences and relative rights, and qualifications, limitations and restrictions and other matters relating to a series of Preferred Stock to be designated Series A Convertible Preferred Stock as follows.

RESOLVED, that, pursuant to Article 4 of the Certificate of Incorporation, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative rights, and qualifications, limitations and restrictions, of a series of the Corporation’s Preferred Stock to consist of 100 shares, par value $0.01 per share, and designated “Series A Convertible Preferred Stock”;

FURTHER RESOLVED, that all shares of Series A Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:

1.            Determination. The first series of the Corporation’s Preferred Stock, par value $0.01 per share (the “Preferred Stock”), is designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

2.            Authorized Shares. The number of authorized shares of Preferred Stock constituting the Series A Preferred Stock shall be 100 shares.

3.            Dividends.

(a)       Participating. Shares of Series A Preferred Stock will participate in Distributions (as such term is defined below) payable in respect of Common Stock such that each share of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, an amount of any Distribution equal to a fraction, the numerator of which shall equal the number of shares of Common Stock into which such share of Series A Preferred Stock are to be converted pursuant to Section 6 and the denominator of which shall equal the sum of (a) the aggregate number of shares of Common Stock outstanding on the record date for the determination of the stockholders entitled to receive such Distribution as determined by the Board, plus (b) the number of shares of Common Stock into which all shares of Series A Preferred Stock are to be converted pursuant to Section 6. “Distribution” in this Section means the distribution or transfer of cash or property without consideration, whether by payment of a dividend or otherwise, or the purchase, redemption or acquisition of shares of the Corporation for cash or property.

(b)       Form of Dividend. All dividends payable on the Series A Preferred Stock shall be paid in the same form and manner as paid to the holders of shares of Common Stock, as determined in the discretion of the Board.

(c)      Dividend Priority. The Corporation shall make no Distribution to the holders of the Series A Preferred Stock apart from a Distribution payable in respect of Common Stock in which the holders of the Series A Preferred Stock shall participate pursuant to Section 3(a) above.

4.            Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, distributions to the stockholders of the Corporation will be made in the following manner:

(a)       Common Stock and Series A Preferred Stock. Prior to any payment to holders of Common Stock or any other class or series of stock ranking junior to the Series A Preferred Stock on liquidation, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $0.01 per share (the “Liquidation Preference”). Following payment of the Liquidation Preference, the entire remaining assets and surplus funds of the Corporation legally available for distribution upon liquidation will be distributed ratably among the holders of the Common Stock and the holders of the Series A Preferred Stock in proportion to the shares of Common Stock then held, or, with respect to the holders of Series A Preferred Stock, deemed held by them. The holders of the Series A Preferred Stock shall be deemed to hold the number of shares of Common Stock into which their shares of Series A Preferred Stock are to be converted pursuant to Section 6.

(b)       Merger or Sale Deemed a Liquidation. For purposes of this Section 4, the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of 50% or more of the voting power of the Corporation, outstanding immediately prior to such transaction, or a sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

(c)       Valuation. Assets to be distributed pursuant to this Section 4, insofar as the same shall be property other than cash, if not liquidated, shall be valued at the fair market value thereof upon the occurrence of the liquidation event, as determined in good faith by the Board.

5.           Voting Rights. Except as provided in Section 9, the holder of each share of Series A Preferred Stock issued and outstanding will be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock are to be converted pursuant to Section 6 at the record date for the determination of the stockholders entitled to vote on the matter in question, or, if no such record date is established, at the record date provided by the Delaware General Corporation Law (the “DGCL”) for any vote or action by written consent. If the shares of Series A Preferred Stock held by a holder are convertible into a non-integral number of shares of Common Stock as of the date of determination, the number of votes to which such stockholder will be entitled will, after aggregating all such shares of Series A Preferred Stock, be rounded down to the nearest whole vote. Except as provided in Section 9 or as otherwise provided by the DGCL or the Certificate of Incorporation, the Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of stockholders, voting together with the Common Stock as a single class.

6.            Conversion.

(a)       Automatic Conversion. Each share of Series A Preferred Stock will be automatically converted into Common Stock upon the effectiveness of the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware which amends Section 4.1 of the Certificate of Incorporation to provide as follows:

“Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is Two Hundred One Million (201,000,000) shares, consisting of (i) Two Hundred Million (200,000,000) shares of common stock, each with par value of $0.01 (the “Common Stock”) and (ii) One Million (1,000,000) shares of preferred stock, each with par value of $0.01 (the “Preferred Stock”)”

(the “Certificate of Amendment”).

The number of shares of Common Stock into which each share of Series A Preferred Stock shall be converted will be determined by dividing $100,000 (the price at which each share of Series A Preferred Stock was sold) by $0.45 (the “Conversion Price”).

(b)       Mechanics of Conversion. Upon the effectiveness of the Certificate of Amendment, the outstanding shares of Series A Preferred Stock will be converted automatically without any action by the holders of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation will not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation will, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver to such holder of Series A Preferred Stock a certificate or certificates representing the number of shares of Common Stock to which such holder will be entitled as aforesaid. Such conversion will be deemed to have been made upon the effectiveness of the filing of the Certificate of Amendment, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

(c)       Adjustments to Conversion Prices of Series A Preferred Stock. If the outstanding shares of Common Stock shall be subdivided, by stock split, stock dividend or otherwise, into a greater number of shares of Common Stock, the Conversion Price of the Series A Preferred Stock then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price of the Series A Preferred Stock then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(d)       Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Conversion Price pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such applicable adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock. Any certificate sent to the holders of Series A Preferred Stock pursuant to this Section 6(d) will be signed by an officer of the Corporation.

(e)       Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will mail to each holder of Series A Preferred Stock, at the address for such holder shown on the books of the Corporation, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

(f)       Payment of Taxes. The Corporation will pay all transfer taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock.

7.            No Reissuance of Series A Preferred Stock. Any shares of Series A Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be cancelled, retired, and eliminated from the shares of Series A Preferred Stock that the Corporation shall be authorized to issue. All such shares of Series A Preferred Stock shall upon their cancellation become authorized but unissued shares of the Corporation’s preferred stock and may be reissued as part of a new series of the Corporation’s Preferred Stock subject to the conditions and restriction on issuance set forth in any certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

8.            Severability. If any right, preference or limitation of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9.            Amendment of the Terms of the Series A Preferred Stock. Except as otherwise provided by the DGCL, the terms of the Series A Preferred Stock set forth herein may be amended only by the holders of the Series A Preferred Stock voting as a single class, with the consent of a majority of the issued and outstanding Common Stock held by Disinterested Stockholders. As used herein and solely with respect to the amendment of the terms of the Series A Preferred Stock, “Disinterested Stockholders” means holders of the Corporation’s issued and outstanding Common Stock, excluding the holders of the Series A Preferred Stock and their Affiliates. As used herein, “Affiliate” means, with respect to a holder of the Series A Preferred Stock, any person that controls, is controlled by or under common control with such holder of the Series A Preferred Stock.

FURTHER RESOLVED, that the Chief Executive Officer and the Secretary of the Corporation be, and each hereby is, authorized and directed to execute, acknowledge, file and record an Amended and Restated Certificate of Designation in accordance with the foregoing resolutions and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned authorized officers of the Corporation, for the purpose of amending the Certificate of Incorporation pursuant to Delaware General Corporation Law, do hereby make and file this Amended and Restated Certificate of Designation on behalf of the Corporation, hereby declaring and certifying that the facts stated here in are true, and accordingly have hereunto set their respective hands this 24th day of June, 2011.

CARBON NATURAL GAS COMPANY

By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
Chief Executive Officer

By:	/s/ Kevin D. Struzeski
Kevin D. Struzeski,
Secretary and Treasurer

State of Delaware Secretary of State Division of Corporations Delivered 01:08 PM 07/14/2011 FILED 01:08 PM 07/14/2011 SRV 110822116 - 4411454 FILE

Certificate of Amendment

To The

Certificate Of Incorporation

Of

Carbon Natural gas Company

This Certificate of Amendment to the Certificate of Incorporation of Carbon Natural Gas Company (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, is hereby duly adopted pursuant to and in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

1.           Section 4.1 of Article 4 of the Certificate of Incorporation of Carbon Natural Gas Company is hereby deleted and replaced in its entirety by the following:

“4.1  Authorized. Shares. The total number of shares of stock that the Corporation shall have authority to issue is Two Hundred One Million (201,000,000) shares, consisting of (i) Two Hundred Million (200,000,000) shares of common stock, each with par value of $0.01 (the “Common Stock”) and (ii) One Million (1,000,000) shares of preferred stock, each with par value of $0.01 (the “Preferred Stock”).”

2.           This Certificate of Amendment shall have a delayed effective date of July 18, 2011.

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, for the purpose of amending the Certificate of Incorporation pursuant to the Delaware General Corporation Law, does hereby make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 14th day of July, 2011.

Kevin D. Struzeski
Kevin D. Struzeski,
Secretary and Treasurer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:57 AM 02/22/2017
FILED 11:57 AM 02/22/2017
SR 20171125562 - File Number 4411454

Certificate of Amendment

To The

Amended And Restated

Certification Of Incorporation

Of

Carbon Natural gas Company

This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Carbon Natural Gas Company (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, is hereby duly adopted pursuant to and in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

A new paragraph immediately following existing Section 4.1 of Article 4 of the Amended and Restated Certificate of Incorporation of Carbon Natural Gas Company is hereby added to Section 4.1 and shall read as follows:

“Upon the filing and effectiveness of this Certificate of Amendment (the “Effective Time”), the shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time and the shares of Common Stock of the Corporation issued and held in the treasury of the Corporation, if any, immediately prior to the Effective Time are reclassified into a lesser number of shares such that each TWENTY (20) shares of such Common Stock are reclassified into ONE (I) share of Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests described below (the “Reverse stock split”), No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split; any fractional shares which result from the Reverse Stock Split will be rounded up to the next whole share.”

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, for the purpose of amending the Amended and Restated Certificate of Incorporation pursuant to the Delaware General Corporation Law, does hereby make and file this Certificate of Amendment, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 21st day of February, 2017. This Certificate of Amendment shall become effective March 15, 2017.

Kevin D. Struzeski
Kevin D. Struzeski,
Secretary and Treasurer